ST RUCT URED INVES T MENT S

Client Strategy Guide: March 2013 Offerings

Free Writing Prospectus
Dated March 11, 2013
Registration Statement No. 333-178081
Filed Pursuant to Rule 433

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

Client Strategy Guide: March 2013 Offerings

Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Tactical Offerings

Offerings with terms of 18 months or less

Leveraged Performance	.... page 6
	.... page 7
	.... page 8

Strategic Offerings

Offerings with terms of more than 18 months

Leveraged Performance	Buffered PLUS℠ based on Brent Blend Crude Oil by Morgan Stanley .... page 9
	Buffered PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 10
	.... page 11
	Lookback Entry PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 12
	Trigger Jump Securities With Conditional Observation based on the S&P 500® Index (SPX) by Morgan Stanley .... page 13

Market-Linked Deposits - FDIC Insured	.... page 14
	.... page 15

Selected Risks & Considerations .... page 16

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

March 2013

Client Strategy Guide: March 2013 Offerings

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley Wealth Management through the date when the ticketing closes for each offering. Morgan Stanley Wealth Management or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered
Offering or a Market-Linked Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at
www.sec.gov.

[] For Registered Offerings Issued by Morgan Stanley: Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Wealth Management will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Financial Advisor.

The securities described herein (other than the market-linked certificates of deposit) are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Financial Advisor or call the toll-free number
1-800-584-6837.
Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2013

Client Strategy Guide: March 2013 Offerings

Selected Features and Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.
Such features may include:

o Varying levels of exposure to potential capital appreciation or depreciation

o Returns based on a defined formula

o Variety of underlying assets, including equities, commodities, currencies and interest rates

o Minimum investment of $1,000, unless otherwise noted

Key Risks
An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.
The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the
Structured Investment includes the agent's commissions and expected profit.
Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.
Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.
Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.
Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.
Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured
Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.
You may receive only the principal amount at maturity for Structured
Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.
The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2013

Client Strategy Guide: March 2013 Offerings

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives -- Market-Linked Deposits -- FDIC Insured, Market-Linked
Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged
Performance and Access.

Market-Linked Deposits -- FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked Notes do not have the benefit of FDIC insurance.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

[] May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

[] May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

[] May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

[] May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

[] May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

[] May be appropriate for investors interested in diversification of, and exposure to, difficult to access underlying asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2013

Client Strategy Guide: March 2013 Offerings

[Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted] [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2013

Client Strategy Guide: March 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2013

Client Strategy Guide: March 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2013

Client Strategy Guide: March 2013 Offerings

Opportunities in Commodities

[] Buffered PLUS(SM) based on the Performance of Brent Blend Crude Oil (CO1)

               [] Leveraged exposure to the underlying commodity up to the maximum payment at maturity, with full downside exposure to the extent a decline in the underlying commodity exceeds Strategy the buffer amount at maturity [] May be appropriate for investors who anticipate moderate appreciation of Brent blend Overview crude oil and are willing to forgo some upside exposure (in the form of less leverage and/or a lower maximum payment at maturity, compared to a PLUS without a buffer) in exchange for limited protection against depreciation of the underlying commodity

[] 90% of principal is at risk under the terms of the Buffered PLUS
[] Full downside exposure to Brent blend crude oil beyond the buffer amount
Risk
[] Appreciation potential is Iimited by the maximum payment at maturity
Considerations
[] Does not provide for current income; no interest payments
[] Risks associated with investing in a single commodity (Brent blend crude oil)

The Buffered PLUS offered are senior unsecured obligations of Morgan Stanley, will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the accompanying prospectus supplement for PLUS and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if Brent blend crude oil, which we refer to as the underlying commodity, has appreciated in value, investors will receive the stated principal amount of their investment plus upside performance of the underlying commodity, subject to the maximum payment at maturity. If the underlying commodity has depreciated in value, but the underlying commodity has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par. However, if the underlying commodity has declined by more than the specified buffer amount, investors will lose 1% for every 1% decline beyond the buffer amount, subject to the minimum payment at maturity. Investors may lose up to 90% of the stated principal amount of the
Buffered PLUS. The Buffered PLUS are for investors who seek a Brent blend crude oil-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the underlying commodity. The Buffered PLUS are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program.
All payments on the Buffered PLUS are subject to the credit risk of Morgan
Stanley.

Issuer                              Morgan Stanley
===================================
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Underlying Commodity                Brent blend crude oil (CO1)
===================================
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Maturity Date                       March , 2015 (approximately 2 years)
===================================
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Leverage Factor                     300%
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Buffer Amount                       10%
===================================
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Payment at Maturity                 [] If the Final Commodity Price is greater than the Initial Commodity Price: $1,000 + Leveraged
 Upside Payment
                                       In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.
                                    [] If the Final Commodity Price is less than or equal to the Initial Commodity Price but greater than or equal to 90% of the Initial Commodity Price, meaning the price has declined by an amount less than or equal to the Buffer Amount of 10%: $1,000
                                    [] If the Final Commodity Price is less than 90% of the Initial Commodity Price, meaning the price has declined by an amount greater than the Buffer Amount of 10%: ($1,000 x
                                       Commodity Performance Factor) + $100
                                       This amount will be less than the Stated Principal Amount of $1,000. However, under no circumstances will the amount due at maturity be less than $100 per Buffered PLUS.
===================================
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Leveraged Upside Payment            $1,000 x Commodity Percent Increase x Leverage Factor
===================================
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Commodity Percent Increase          (Final Commodity Price -- Initial Commodity Price) / Initial Commodity Price
===================================
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Initial Commodity Price             The Commodity Price on the Pricing Date, subject to adjustment for non-trading days and certain market disruption events.
===================================
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Final Commodity Price               The Commodity Price on the Valuation Date, subject to adjustment for non-trading days and certain market disruption events.
===================================
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Commodity Price                     For any trading day, the official settlement price per barrel of Brent blend crude oil on ICE
 Futures Europe ("ICE") of the first nearby month futures contract, as stated in U.S.
                                    dollars, as made public by ICE on such day.
===================================
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Valuation Date                      March , 2015, subject to postponement for non-trading days and certain market disruption events.
===================================
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Commodity Performance Factor        Final Commodity Price / Initial Commodity Price
===================================
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Maximum Payment at Maturity         $1,390 to $1,420 per Buffered PLUS (139% to 142% of the Stated Principal Amount). The actual
 Maximum Payment at Maturity will be determined on the Pricing Date.
===================================
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Minimum Payment at Maturity         $100 per Buffered PLUS (10% of the Stated Principal Amount)
===================================
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Issue Price/Stated Principal Amount $1,000 per Buffered PLUS
===================================
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No listing                          The Buffered PLUS will not be listed on any securities exchange.
===================================
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Expected Pricing Date(1)            This offering is expected to close for ticketing on Thursday, March 28, 2013
-----------------------------------
 -----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2013

Morgan Stanley

Client Strategy Guide: March 2013 Offerings Page 10

Opportunities in U.S. Equities

Leveraged Performance

Buffered PLUS[SM] based on the S&P 500® Index (SPX)

Strategy Overview	• Leveraged exposure to the underlying index up to a maximum payment at maturity, with full downside exposure to the extent a decline in the underlying index exceeds the buffer amount at maturity • May be appropriate for investors who anticipate moderate appreciation of the S&P 500® Index and are willing to forgo some upside exposure (in the form of less leverage and/or a lower maximum payment at maturity, compared to a PLUS without a buffer) in exchange for limited protection against depreciation of the underlying index
Risk Considerations	✓ 90% of principal is at risk under the terms of the Buffered PLUS ✓ Full downside exposure to the S&P 500® Index beyond the buffer amount ✓ Appreciation potential is limited by the maximum payment at maturity ✓ Does not provide for current income; no interest payments

The Buffered PLUS offered are senior unsecured obligations of Morgan Stanley, will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus upside performance of the underlying index, subject to the maximum payment at maturity. If the underlying index has depreciated in value, but the underlying index has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par. If the underlying index has declined by more than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity. **Investors may lose up to 90% of the stated principal amount of the Buffered PLUS.** The Buffered PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the underlying index. The Buffered PLUS are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	September , 2015 (approximately 2.5 years)
Leverage Factor	200%
Buffer Amount	10%
Payment at Maturity	• If the Final Index Value is *greater than* the Initial Index Value: $10 + the Leveraged Upside Payment *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is *less than or equal to* the Initial Index Value but has decreased from the Initial Index Value by an amount *less than or equal to* the Buffer Amount of 10%: $10 • If the Final Index Value is *less than* the Initial Index Value and has decreased from the Initial Index Value by an amount greater than the Buffer Amount of 10%: ($10 x the Index Performance Factor) + $1.00 *This amount will be less than the Stated Principal Amount of $10. However, under no circumstances will the Buffered PLUS pay less than $1.00 per Buffered PLUS at maturity.*
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Initial Index Value	The index closing value on the Pricing Date
Final Index Value	The index closing value on the Valuation Date
Valuation Date	September , 2015, subject to postponement for non-index business days and certain market disruption events
Index Performance Factor	Final Index Value / Initial Index Value
Maximum Payment at Maturity	$12.075 to $12.275 per Buffered PLUS (120.75% to 122.75% of the Stated Principal Amount). The actual Maximum Payment at Maturity will be determined on the Pricing Date.
Minimum Payment at Maturity	$1.00 per Buffered PLUS (10% of the Stated Principal Amount)
Issue Price/Stated Principal Amount	$10 per Buffered PLUS
No listing	The Buffered PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday, March 28, 2013

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

March 2013

Client Strategy Guide: March 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2013

Morgan Stanley

Client Strategy Guide: March 2013 Offerings

Page 12

Opportunities in U.S. Equities

Leveraged Performance

Lookback Entry PLUS[SM] based on the S&P 500® Index (SPX)

Strategy Overview	• Leveraged exposure within a certain range of index performance and the same downside risk as a direct investment with 1-for-1 downside exposure • May be appropriate for investors anticipating moderate appreciation of the S&P 500® Index • May be appropriate for investors seeking enhanced returns for a certain range of positive performance of the underlying index relative to the lowest closing value of the underlying index during the initial observation period, in exchange for an appreciation potential limited by the maximum payment at maturity

Risk Considerations	✓ All principal is at risk under the terms of the PLUS ✓ Full downside exposure to the S&P 500® Index ✓ Appreciation potential is limited by the maximum payment at maturity ✓ Does not provide for current income; no interest payments ✓ The initial index level will not be determined until the end of the initial observation period and the final day of the initial observation period will not be determined until after the pricing date

The Lookback Entry PLUS, which we refer to as the PLUS, are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. The payment at maturity on the PLUS is based on whether the final index value is greater than, equal to or less than the initial index value, which will be lowest index closing value during the initial observation period. If the underlying index has **appreciated** in value from the initial index value determined during the initial observation period, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying index, subject to the maximum payment at maturity. However, if the underlying index has **depreciated** in value, investors will lose 1% for every 1% decline in the underlying index over the term of the PLUS. The PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the lookback feature used in determining the initial index value and the leverage feature, which applies to a limited range of positive performance of the underlying index. **Investors may lose their entire initial investment in the PLUS.** The PLUS are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	March , 2016 (approximately 3 years)
Leverage Factor	150%
Payment at Maturity	If the Final Index Level is *greater than* Initial Index Level: $10 + Leveraged Upside Payment *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity* If the Final Index Level is *less than or equal to* the Initial Index Level: $10 × Index Performance Factor *This amount will be less than or equal to the Stated Principal Amount of $10*
Leveraged Upside Payment	$10 × Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Level Value
Initial Index Value	The lowest index closing value during the Initial Observation Period. In no event will the Initial Index Value be greater than the index closing value on the Pricing Date.
Initial Observation Period	Each index business day on which there is no market disruption event with respect to the Underlying Index during the approximately 2-month period from and including the Pricing Date to and including May , 2013. The final day of the Initial Observation Period will be determined on the Pricing Date.
Final Index Value	The index closing value on the Valuation Date
Valuation Date	March , 2016 subject to adjustment for non-index business days and certain market disruption events
Maximum Return at Maturity	$13.10 to $13.50 per PLUS (131% to 135% of the Stated Principal Amount). The actual Maximum Payment at Maturity will be determined on the Pricing Date.
Index Performance Factor	Final Index Value / Initial Index Value
Issue Price/Stated Principal Amount	$10 per PLUS
No listing	The PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday, March 28, 2013

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

March 2013

Client Strategy Guide: March 2013 Offerings

Opportunities in U.S. Equities

Trigger Jump Securities With Conditional Observation based on the S and P 500([R])
Index (SPX)

         []  Offers an alternative to direct exposure to the underlying index that provides a minimum positive return of 20% to 25% if the underlying index has appreciated at all as of the valuation date
Strategy []  Offers an uncapped 1-to-1 participation in the underlying index appreciation of greater than 20% to 25,
Overview     as observed on any of the weekly observation dates during the term of the securities
         []  Offers limited protection against the loss of principal in the event of a decline of the underlying index as of the valuation date, but only if the final index value is greater than or equal to the downside threshold

               [] All principal is at risk under the terms of the Trigger Jump Securities
               [] Full downside exposure to the negative performance of the underlying index if the underlying index closes below the downside threshold on the valuation date
Risk           [] Does not provide for current income; no interest payments
Considerations [] The fixed return and conditional observation features apply only if the final index value is greater than the initial index value
               [] The conditional observation index value is based solely on the closing values of the underlying index on the specified weekly observation dates

The Trigger Jump Securities With Conditional Observation, which we refer to as the securities, are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee the return of any of the principal at maturity and have the terms described in the accompanying product supplement for Jump
Securities, index supplement and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the closing value of the S and P 500([R]) Index, which we refer to as the underlying index, on the valuation date, and, if the underlying index has appreciated, based on the closing value of the underlying index observed on the weekly observation dates during the term of the securities. If the underlying index has appreciated at all as of the valuation date, the payment at maturity for each security will be equal to $10 plus the product of $10 and the greater of
(i) the index percent increase and (ii) the fixed return of 20% to 25%. The actual fixed return will be determined on the pricing date. The index percent increase is the percentage increase of the highest closing value of the index observed on the weekly observation dates from the initial index value. If the value of the underlying index has remained unchanged or has declined by no more than 25% from its initial value, the payment at maturity will be the stated
principal amount of the security. However, if the underlying index declines in value by more than 25% as of the valuation date from its initial value, the payment due at maturity will be significantly less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final index value from the initial index value. This amount will be less than $7.50 and could be zero. Accordingly, you may lose your entire initial investment in the securities. The securities are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income in exchange for the opportunity to receive a positive return based on the highest closing value on any of the weekly observation dates during the term of the securities or, if greater, the fixed return of 20% to 25%, but only if the closing value of the underlying index on the valuation date is greater than its closing value on the pricing date. The securities are senior notes issued as part of Morgan Stanley's Series F Global
Medium-Term Note Program. All payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer                                Morgan Stanley
=====================================
 -----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------
Underlying Index                      S and P 500([R]) Index (SPX)
=====================================
 -----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------
Maturity Date                         March , 2018 (approximately 5 years)
=====================================
 -----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------
Payment at Maturity                   []  If the Final Index Value is greater than the Initial Index Value:
                                             $10 + ($10 [] the greater of (i) the Index Percent Increase and (ii) the Fixed Return)
                                      []  If the Final Index Value is less than or equal to the Initial Index Value but greater than or equal to the Downside Threshold, meaning the value of the Underlying Index has remained unchanged or has declined by no more than 25% from its initial value:
                                             $10
                                      []  If the Final Index Value is less than the Downside Threshold, meaning the value of the
 Underlying Index has declined by more than 25% from its initial value:
                                             $10 x Index Performance Factor
                                          This amount will be significantly less than the Stated Principal Amount of $10, and will represent a loss of at least 25%, and possibly all, of your investment.
===================================== ---
 -----------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------
Fixed Return                          $2.00 to $2.50 per security (20% to 25% of the stated principal amount). The actual Fixed
 Return will be determined on the Pricing Date.
=====================================
 -----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------
Index Percent Increase                (Conditional Observation Index Value -- Initial Index Value) / Initial Index Value
=====================================
 -----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------
Conditional Observation Index Value   The highest closing value of the Underlying Index observed on the Observation Dates.
=====================================
 -----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------
Observation Dates                     Each Wednesday during the period from but excluding the Pricing Date to and including the
 Valuation Date, provided that the final observation date will be the Valuation Date. The
-------------------------------------

                                      Observation Dates will be subject to postponement for non-index business days and market disruption events.
=====================================
 -----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------
Downside Threshold                    75% of the Initial Index Value
=====================================
 -----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------
Index Performance Factor              Final Index Value / Initial Index Value
=====================================
 -----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------
Initial Index Value                   The index closing value on the Pricing Date
=====================================
 -----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------
Final Index Value                     The index closing value on the Valuation Date
=====================================
 -----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------
Valuation Date                        March , 2018, subject to adjustment for non-index business days and certain market disruption events
=====================================
 -----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------
Issue Price / Stated Principal Amount $10 per security
=====================================
 -----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------
No listing                            The securities will not be listed on any securities exchange.
=====================================
 -----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------
Expected Pricing Date(1)              This offering is expected to close for ticketing on Thursday, March 28, 2013
-------------------------------------
 -----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2013

Client Strategy Guide: March 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2013

Client Strategy Guide: March 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2013

Client Strategy Guide: March 2013 Offerings

Selected Risks and Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk
All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment.
Furthermore, unless issued as market-linked certificate of deposit, Structured
Investments are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated
principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Wealth Management or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time
Morgan Stanley Wealth Management or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2013

Client Strategy Guide: March 2013 Offerings

Conflicts of Interest
The applicable issuer, its affiliates, Morgan Stanley Wealth Management and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Wealth Management or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked.
Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally.
Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity
Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments.  We expect that the calculation agent and its affiliates for a particular
Structured Investment will carry out hedging activities related to that
Structured Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the Structured
Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the principal amount of each MLD and, if applicable, the minimum index interest.
In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Principal Amount of the MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the
MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2013

Morgan Stanley

Client Strategy Guide: March 2013 Offerings Page 18

IMPORTANT INFORMATION AND QUALIFICATIONS:

This material was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC (together with its affiliates hereinafter, "Morgan Stanley Wealth Management," or "the firm"). Morgan Stanley Wealth Management was formed pursuant to a Joint Venture between Citigroup Inc. and Morgan Stanley & Co. LLC ("Morgan Stanley & Co."). This material was not produced by a research analyst of Morgan Stanley & Co., Citigroup Global Markets Inc., ("Citigroup") or Morgan Stanley Wealth Management, although it may refer to a Morgan Stanley & Co., Citigroup, or Morgan Stanley Wealth Management research analyst or report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the aforementioned research departments or others in the firms.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUS℠" is a service mark of Morgan Stanley.

"Standard & Poor's®," "S&P®" and "S&P 500®" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the securities.

© 2013 Morgan Stanley Smith Barney LLC. Member SIPC.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2013